UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2009

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 11, 2009, Organic To Go Food Corporation (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with W.Health L.P. (the “Investor”), relating to the sale (the “Debt Financing”) of a $5.0 million secured convertible promissory note (the “Note”) by the Company to the Investor. The Note has an interest rate of 15% per annum, compounded quarterly and accruing daily, and is scheduled to mature on March 17, 2010 (the “Maturity Date”). The Note is convertible into shares of common stock of the Company any time prior to the Maturity Date at a conversion price of $0.14 per share, subject to adjustment. The Debt Financing is expected to close on or before February 20, 2009, subject to certain closing conditions.

Pursuant to the terms of the Note Purchase Agreement, upon the closing of the Debt Financing, the Company and the Investor will enter into the following additional agreements (the “Transaction Documents”):

•	a Security Agreement to secure the Company’s obligation to repay the Note with a lien on all of the Company’s personal property and assets;
•
an Amendment to the Notes, pursuant to which those certain convertible promissory notes with an aggregate principal amount of $10.0 million issued by the Company to the Investor under that certain Note and Warrant Purchase Agreement, dated as of June 1, 2008, will be amended and automatically convert into 132,653,061 shares of common stock (the “Converted Shares”);

•	an Amendment to Conditional Warrant, pursuant to which that certain Conditional Warrant issued by the Company to the Investor on February 27, 2008, will be amended to become immediately exercisable;
•
an Amendment to Secured Promissory Note, pursuant to which that certain $3.0 million secured promissory note issued by the Company to the Investor on December 2, 2008, will be amended to extend its maturity date to March 17, 2010; and

•
an Amended and Restated Registration Rights Agreement, pursuant to which that certain Registration Rights Agreement, dated as of June 17, 2008, by and between the Company and the Investor, will be amended and restated, to, among other things, obligate the Company to file a registration statement covering the Converted Shares and the shares underlying the Note within ninety (90) days of the closing of the Debt Financing, unless certain conditions have been met.

The Debt Financing will be conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

The descriptions of the Note Purchase Agreement, the Note and the Transaction Documents above do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

On February 11, 2009, the Company issued a press release announcing the Debt Financing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement

The information contained in Item 1.01 is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement
10.2	Security Agreement
10.3	Note
10.4	Amendment to the Notes
10.5	Amendment to Conditional Warrant
10.6	Amendment to Secured Promissory Note
10.7	Amended and Restated Registration Rights Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: February 11, 2009	By:	/s/ Michael Gats
Michael Gats
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note Purchase Agreement
10.2	Security Agreement
10.3	Note
10.4	Amendment to the Notes
10.5	Amendment to Conditional Warrant
10.6	Amendment to Secured Promissory Note
10.7	Amended and Restated Registration Rights Agreement
99.1	Press Release